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                                                                   EXHIBIT 99.11

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Money Market Trust-Institutional Liquid Assets and
Financial Square Funds dated February 10, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 33 and Amendment No. 35 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                     /s/ Arthur Andersen LLP

                                         Arthur Andersen LLP

Boston, Massachusetts
April 17, 1997